UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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NantHealth, Inc.
(Name of Registrant as Specified In Its Charter)
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9920 Jefferson Boulevard
Culver City, California 90232
(310) 883-1300

To our Stockholders:
I am pleased to invite you to attend the annual meeting of stockholders of NantHealth, Inc., to be held on June 13, 2017, at 10:00 a.m. Pacific Time, at the Brentwood Country Club, located at 590 South Burlingame Avenue, Los Angeles, California 90049.
Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.
Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. Voting over the Internet or by telephone, by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.
Thank you for your ongoing support of, and continued interest in, NantHealth, Inc.

Sincerely,

Patrick Soon-Shiong
Chairman and Chief Executive Officer
Culver City, California
April 24, 2017

The date of this proxy statement is April 24, 2017 and it is being mailed to stockholders on or about May 5, 2017.

NantHealth, Inc.

9920 Jefferson Blvd
Culver City, California 90232
(310) 883-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. Pacific Time, on June 13, 2017

Place	Brentwood Country Club, 590 South Burlingame Avenue, Los Angeles, California 90049

Items of Business
•    To elect five (5) directors from the nominees named in the accompanying proxy statement to serve until our 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•    To transact other business that may properly come before the annual meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 17, 2017 (the "Record Date"). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting.

Meeting Admission
You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 17, 2017. If you are a stockholder of record, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting. If you are a beneficial owner of shares of our common stock, you must provide proof of such ownership as of April 17, 2017 (e.g., your most recent account statement reflecting your stock ownership as of April 17, 2017) and you must present valid government-issued photo identification for admission to the annual meeting.

Voting
Your vote is very important. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on June 13, 2017
The proxy statement, the accompanying materials and our 2016 annual report are being mailed on or about May 5, 2017 to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2016 annual report will also be posted on www.proxydocs.com/NH, and will be available from the SEC on its website at www.sec.gov.

By order of the Board of Directors,

Charles C. Kim
Corporate Secretary
Culver City, California
April 24, 2017

The date of this proxy statement is April 24, 2017 and it is being mailed to stockholders on or about May 5, 2017.

-i-

NantHealth, Inc.
9920 Jefferson Boulevard
Culver City, California 90232
PROXY STATEMENT
For the 2017 Annual Meeting of Stockholders
to be held at 10:00 a.m. Pacific Time on June 13, 2017
The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders of NantHealth, Inc., a Delaware corporation, and any postponements or adjournments thereof, or the annual meeting. The annual meeting will be held on June 13, 2017 at 10:00 a.m. Pacific Time, at the Brentwood Country Club, located at 590 South Burlingame Avenue, Los Angeles, California 90049.
Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement, the accompanying materials and our 2016 annual report are being mailed on or about May 5, 2017, to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2016 annual report are posted on www.proxydocs.com/NH, and are also available from the SEC on its website at www.sec.gov.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Dr. Patrick Soon-Shiong, Paul Holt, and Charles C. Kim to serve as proxies for the annual meeting.
What am I voting on?
You are being asked to vote on two proposals:

•
the election of five (5) directors from the nominees named in this proxy statement to hold office until our 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.
What if other matters are properly brought before the annual meeting?
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.
How does the board of directors recommend that I vote?
Our board of directors recommends that you vote your shares:

•	“FOR” each of the five (5) nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Who may vote at the annual meeting?
Only stockholders of record as of the close of business on April 17, 2017, the record date for the annual meeting, or the record date, are entitled to vote at the annual meeting. As of the record date, there were 121,626,567 shares of our common stock issued and outstanding, held by 182 holders of record. We do not have cumulative voting rights for the election of directors.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of the following ways:

•
You may vote in person. If you plan to attend the annual meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the annual meeting.

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You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

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You may vote by telephone. To vote over the telephone, dial toll-free (866) 829-4985 and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 5:00 p.m., Eastern Time, on June 12, 2017.

•
You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/NH to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 5:00 p.m., Eastern Time, on June 12, 2017.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Dr. Patrick Soon-Shiong, our Chairman and Chief Executive Officer, Paul Holt, our Chief Financial Officer, and Charles C. Kim, our Corporate Secretary, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.
How many votes do I have?
On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy to hold and transact business at the annual meeting. On the record date, there were 121,626,567 shares outstanding and entitled to vote. Thus, the holders of at least 60,813,284 shares must be present in person or represented by proxy at the annual meeting to have a quorum.
Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn the meeting to another date.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 (Proposal No. 2) is considered routine under applicable federal securities rules. The election of directors (Proposal No. 1) is considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the five (5) nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal, but will count towards the quorum requirement for the annual meeting.
Proposal No. 2: Ratification of Appointment of Ernst & Young LLP. The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.
Patrick Soon-Shiong, our Chairman and Chief Executive Officer, beneficially owns approximately 58% of our outstanding common stock and has advised us that he intends to vote (1) “FOR” the election of all five (5) nominees for director named in this proxy statement and (2) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Who will count the votes?
A representative of Mediant Communications, Inc. will tabulate the votes and act as inspector of elections.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each of the five (5) nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter – Proposal No. 2 to ratify the appointment of Ernst & Young LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.

How can I contact NantHealth’s transfer agent?
You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at info@amstock.com or by telephone at (800) 937-5449.
How can I attend the annual meeting?
Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the annual meeting even if you do not have a legal proxy. For admission to the annual meeting, you must provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date) and you must present valid government-issued photo identification.
Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the annual meeting.
Will the annual meeting be webcast?
We do not expect to webcast the annual meeting.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four (4) business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
What does it mean if I receive more than one set of printed materials?
If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to deliver promptly a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
NantHealth, Inc.
Attention: Corporate Secretary
9920 Jefferson Boulevard
Culver City, California 90232
(310) 883-1300
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our corporate headquarters located at 9920 Jefferson Boulevard, Culver City, California 90232.
When are stockholder proposals due for next year’s annual meeting?
Please see the section entitled “Proposals of Stockholders for 2018 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2018 annual meeting.
What are the implications of being an “emerging growth company”?
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (a) January 1, 2022; (b) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (c) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year; or (d) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our business affairs are managed under the direction of our board of directors, which is currently comprised of six members. For personal reasons, Edward Miller, M.D. who has served as a director since 2016, has requested that the board not re-nominate him as a director. The Board would like to thank Dr. Miller for his dedicated service to NantHealth. Although we presently have six directors, as a result of Dr. Miller’s departure from the Board, the Board has reduced the number of directors from six to five. Dr. Miller will continue to serve until his term expires at the annual meeting, at which time the reduction to five directors will take effect. Thus, the Board is nominating five nominees for election. Four of our director nominees qualify as independent within the meaning of such term as set forth in the listing standards of The NASDAQ Global Select Market. At each annual meeting of stockholders, the terms of each of our six incumbent directors expire and five members of our board of directors are standing for election. The five directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.
The following table sets forth the names, ages as of April 17, 2017 and certain other information for each of the directors with terms expiring at the annual meeting, and are also nominees for election as a director at the annual meeting:

Name	Age	Position	Director Since

Patrick Soon-Shiong, M.D., FRCS (C) FACS	64	Chairman and Chief Executive Officer and Director	2010
Michael S. Sitrick (1)(2)	69	Director	2016
Kirk K. Calhoun (1)	73	Director	2016
Mark Burnett	56	Director	2016
Michael Blaszyk (1)(2)	64	Director	2016

(1)	Member of our audit committee

(2)	Member of our compensation committee

Nominees for Director
Patrick Soon-Shiong, M.D., FRCS (C), FACS has served as our Chief Executive Officer and as Chairman of our board of directors since the formation of our company in July 2010. In 2011, he founded NantWorks, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network for the secure sharing of genetic and medical information, where he currently serves as Chief Executive Officer and Chairman of the board of directors. NantWorks is an affiliate and significant stockholder of NantHealth and Dr. Patrick Soon-Shiong indirectly controls all of the equity interests of NantWorks. Dr. Patrick Soon-Shiong, a physician, surgeon and scientist, has pioneered novel therapies for both diabetes and cancer, published over 100 scientific papers, and has over 95 issued patents on groundbreaking advancements spanning myriad fields. Dr. Patrick Soon-Shiong performed the world’s first encapsulated human islet transplant, the first engineered islet cell transplant and the first pig to man islet cell transplant in diabetic patients. He invented and developed Abraxane, the nation’s first FDA-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe with sales of approximately $1.0 billion. From 1997 to 2010, Dr. Patrick Soon-Shiong served as founder, Chairman and Chief Executive Officer of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for aggregate consideration of up to $5.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for aggregate consideration of up to $3.6 billion in 2010). Dr. Patrick Soon-Shiong serves as Chairman and Chief Executive Officer of NantKwest, Inc. (NASDAQ:NK), a publicly-traded pioneering clinical-stage immunotherapy company and an affiliate of NantHealth. Although we expect Dr. Patrick Soon-Shiong will devote on average at least 20 hours per week to our company, he will primarily focus on NantKwest, where he is Chairman and Chief Executive Officer, and will also devote time to other companies operating under NantWorks. Dr. Patrick Soon-Shiong also serves as Chairman of the Chan Soon-Shiong Family Foundation and Chairman and Chief Executive Officer of the Chan Soon-Shiong Institute of Molecular Medicine, a non-profit medical research organization. He currently co-chairs the CEO Council for Health and Innovation at the Bipartisan Policy Center and is a member of the Global Advisory Board of Bank of America. He is an Adjunct Professor of Surgery at the University of California, Los Angeles, or UCLA, a visiting Professor at the Imperial College of London, the Executive Director of the UCLA Wireless Health Institute, a board member of the California Telehealth Network, and global director for Cancer Services and Bioinformatics at Providence Health. The Friends of the National Library of Medicine has honored him with their Distinguished Medical Science Award. Dr. Patrick Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia. Dr. Patrick Soon-Shiong is a board certified surgeon and a fellow of the American College of Surgeons and of the Royal College of Physicians and Surgeons of Canada.
We believe that Dr. Patrick Soon-Shiong is qualified to serve as a member of our board of directors due to his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in research and development of pioneering technologies and his educational background.

Michael S. Sitrick has served on our board of directors since May 2016. Since October 2016, Mr. Sitrick served as Chair and Chief Executive Officer of Sitrick Group, LLC, a subsidiary of Resources Connection, Inc (NASDAQ: RECN). From November 2009 to October 2016, Mr. Sitrick has served as the Chairman and Chief Executive Officer of Sitrick Brincko LLC, a subsidiary of Resources Connection, Inc (NASDAQ: RECN), and also currently serves as Chair and Chief Executive Officer of Sitrick And Company, which he founded in 1989. Sitrick And Company, which was sold to Resources Connection, Inc. in 2009., is a public relations, strategic communications and crisis management company providing advice and counseling to some of the country’s largest corporations, non-profits and governmental agencies, in many areas including investor relations, corporate governance, mergers and acquisitions, litigation support, corporate positioning and repositioning, reputation management, the development and implementation of strategies to deal with short sellers, executive transitions and government investigations. Prior to that, from 1981 to 1989 he was an executive and senior vice president – communications for Wickes Companies, Inc., head of communications and government affairs for National Can Corporation from 1974 to 1981 and group supervisor at Selz, Seabolt and Associates before that. Prior to that, Mr. Sitrick was assistant director of public information in the Richard J. Daley administration in Chicago and worked as a reporter. Mr. Sitrick is a published author, frequent lecturer, a former board member at two public companies (both of which were sold) and a current and former board member of several charitable organizations. Mr. Sitrick serves as a director of JAKKS Pacific, Inc. (NASDAQ: JAKK). He holds a BS in business administration with a major in journalism from the University of Maryland, College Park.
We believe that Mr. Sitrick is qualified to serve as a member of our board of directors because of his extensive experience and knowledge serving on and advising other public company boards.
Kirk K. Calhoun has served as a member of our board of directors since May 2016. Mr. Calhoun joined Ernst & Young LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun is a Certified Public Accountant (non-practicing) with a background in auditing and accounting. He has previously served on the boards and audit committees of six public companies in the pharmaceutical and medical diagnostic industries up until the dates of their respective sales, including Abraxis Bioscience, Inc., Myogen, Inc., Aspreva Pharmaceuticals Company, Replidyne, Inc., Adams Respiratory Therapeutics, Inc. and Response Genetics, Inc. Mr. Calhoun currently serves on the boards of Ryerson Holding Corporation (NYSE: RYI), a metals processor and distributor, and Great Basin Corporation (OTCQB: GBSN), a molecular diagnostic testing company using chip-based technologies, plus three private companies, including NeuroSigma, Inc., a developer of products treating major neurological and neuropsychiatric disorders, and PLx Pharma, Inc. (NASDAQ: PLXP), a late stage startup specialty pharmaceutical company focused on commercializing aspirin products. Mr. Calhoun received a BS in accounting from the University of Southern California.
We believe that Mr. Calhoun is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.
Mark Burnett has served as a member of our board of directors since May 2016. Mr. Burnett has been the President of the MGM Television and Digital Group since January 2016, and is an eight-time Emmy Award winner. Mr. Burnett has produced more than 3,200 hours of television programming, which regularly airs in more than 70 countries worldwide. The group Mr. Burnett leads currently has numerous TV shows airing or in production, including “The Voice” (NBC); “Survivor” (CBS); “Shark Tank” (ABC); “Fargo” (FX); “Vikings” (HISTORY); “Beyond the Tank” (ABC); “Celebrity Apprentice” (NBC); “Teen Wolf” (MTV); “500 Questions” (ABC); “The People’s Choice Awards” (CBS); “Lucha Underground” (El Rey Network); and “America’s Greatest Makers” (INTEL/Turner Awards (CBS)). Mr. Burnett is one of very few producers to have had a renewed series of each of the four major networks and to have multiple series win their time slots on five nights of television in the same week. Prior to joining MGM, Mr. Burnett was a director and Chief Executive Officer of One Three Media from April 2011 until September 2014, and was a director and Chief Executive Officer of UAMG, LLC from September 2014 until January 2016. Mr. Burnett has also served as a director of Lightworkers Media OTT, LLC and its predecessor entities since December 2012. Mr. Burnett is also a director of our affiliate, NantBioScience, Inc.
We believe that Mr. Burnett is qualified to serve as a member of our board of directors because of his expertise in the areas of marketing and communications.

Michael Blaszyk has served as a member of our board of directors since May 2016. Since 2016, Mr. Blaszyk has served as the managing partner of Saguaro Ridge LLC, an advisory services and investments company. From 2000 to 2016, Mr. Blaszyk served as the senior executive vice president, chief financial officer and chief corporate officer for Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation. Prior to joining Dignity Health, Mr. Blaszyk was the senior vice president and chief financial officer for University Hospitals Health System in Cleveland, Ohio, a healthcare system, from October 1997 to December 2000. Mr. Blaszyk also previously served as the managing partner of the Northeast region Health Care Provider Consulting Practice for Merger LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president at Boston Medical Center, a non-profit academic medical center. Mr. Blaszyk serves as a director of NantKwest, Inc. (NASDAQ: NK), a clinical-stage immunotherapy company, and a director and member of the audit committee of Sound Physicians, Inc., a Fresenius company. He received his bachelor’s degree in life sciences from Wayne State University and his master’s degree in health services administration from the University of Colorado. We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.
We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.
Non-Continuing Director
Edward Miller, M.D. has served on our board of directors since May 2016. Dr. Miller has served as a director of Noxilizer, Inc. since 2000 and as a director of PNC Mutual Funds since 1997. From 2009 to 2015, Dr. Miller served as a director of CareFusion Corporation. From 1997 to 2012, Dr. Miller was the Chief Executive Officer and dean of The Johns Hopkins University School of Medicine. Prior to that, Dr. Miller served as vice president for medicine of The Johns Hopkins University, as a professor and Chairman of the Department of Anesthesiology at Columbia Presbyterian Medical Center, and as a professor at the University of Virginia. Dr. Miller received his A.B. from Ohio Wesleyan University and his M.D. from the University of Rochester School of Medicine and Dentistry, and was a research fellow in physiology at Harvard Medical School. Dr. Miller is a member of the Institute of Medicine of the National Academy of Sciences, has served as president of the Association of University Anesthesiologists, and is a fellow of the Royal College of Physicians and the Royal College of Anaesthetists. Dr. Miller has authored or co-authored numerous scientific papers, abstracts and book chapters.
Controlled Company Exemption
Patrick Soon-Shiong, M.D., our Chairman and Chief Executive Officer, and entities affiliated with him control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ corporate governance standards. Under the NASDAQ listing standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that we have a nominating and corporate governance committee, and (3) the requirement that the compensation committee consist solely of independent directors.
Our board of directors has determined that each of Mr. Sitrick, Mr. Calhoun, Mr. Burnett and Mr. Blaszyk, representing four of our six directors, is “independent” as that term is defined under the rules of NASDAQ. In reliance upon the “controlled company” exemption, we have elected not to have a nominating and corporate governance committee.

These exemptions do not modify the independence requirements for our audit committee, and we satisfy the member independence requirement for the audit committee under the NASDAQ corporate governance standards and SEC rules and regulations. Audit committee members must also satisfy separate independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Director Independence
To be considered independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Certain exemptions are available to us under the rules of NASDAQ and under Rule 10A-3 that allow companies a phase-in period for complying with committee independence requirements after an initial public offering. Under these exemptions, companies are permitted to phase in compliance with these rules and regulations as follows: (1) one member must satisfy the requirement at the time of listing; (2) a majority of members must satisfy the requirement within 90 days of listing; and (3) all members must satisfy the requirement within one year of listing. We have availed ourselves of these exemptions as they relate to our audit committee.
Our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Mr. Sitrick, Mr. Calhoun, Mr. Burnett and Mr. Blaszyk, representing four of our six directors, is “independent” as that term is defined under the rules of NASDAQ.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships, the beneficial ownership of our capital stock by each non-employee director, and the transactions, if any, involving each non-employee director described in the section titled “Certain Relationships and Related Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Role of Board in Risk Oversight Process
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our board of directors monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees
During our fiscal year ended December 31, 2016, our board of directors held two meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
Our board of directors has an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. As a “controlled company” within the meaning of the NASDAQ corporate governance rules, we have elected not to have a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
Our audit committee is comprised of Michael Blaszyk, Michael S. Sitrick and Kirk K. Calhoun. Michael Blaszyk serves as the chairperson of our audit committee. We have utilized the phase-in provisions available to us under NASDAQ Rule 5615(b) regarding audit committee independence requirements and have fully complied with this requirement as of each stage of the phase-in period. Our board of directors has determined that each of the members of our audit committee is an independent director under the NASDAQ listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the NASDAQ listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board of directors has also determined that Michael Blaszyk is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under NASDAQ listing standards.
Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. The responsibilities of our audit committee also include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•
reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•
establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. The charter is available on our website, www.nanthealth.com, under the investors tab. Our audit committee held five meetings during 2016.

Compensation Committee
Our compensation committee is comprised of Michael S. Sitrick and Michael Blaszyk. Michael S. Sitrick serves as the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee is an independent director under the current rules of NASDAQ, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the NASDAQ listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers.
Our compensation committee oversees our corporate compensation programs. The responsibilities of our compensation committee also include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving or recommending to the board for approval compensation for our executive officers and directors;

•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•	administering our equity compensation plans.
Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. The charter is available on our website, www.nanthealth.com, under the investors tab. Our compensation committee held one meeting during 2016.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee, or other board committee performing equivalent functions (or in the absence of any such committee, the entire board of directors) or director of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee is or has been an officer or employee of the Company.
Considerations in Evaluating Director Nominees
As a “controlled company” within the meaning of the NASDAQ corporate governance rules, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company.
In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our board of directors considers the following:

•	the current size and composition of our board of directors and the needs of the board and its respective committees;

•
factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors; and

•	other factors that our board of directors may consider appropriate.
The board of directors also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The board of directors does not have a formal policy with respect to diversity; however, our board of directors believes that it is essential that members of our board of directors represent diverse viewpoints. Any nominee for a position on the board of directors must satisfy the following minimum qualifications:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to the Company’s success; and

•	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If our board of directors determines that an additional or replacement director is required, the board of directors may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the board, or management.
Our board of directors has discretion to decide which individuals to recommend for nomination as directors and the final authority in determining the selection of director candidates for nomination to our board. After completing its review and evaluation of director candidates, our board of directors unanimously recommends all five (5) of the director nominees for election named in this proxy statement.
Stockholder Recommendations for Nominations to Our Board of Directors
It is the policy of our board of directors to consider recommendations for candidates to our board of directors from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our board of directors will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Communications with the Board of Directors
In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the board at each regularly scheduled meeting. Our board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.
Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by our board of directors. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to our procedures for complains regarding accounting and auditing matters.

Code of Business Conduct and Ethics
Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct is available on our website, www.nanthealth.com, under the investors tab. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.
Equity Contributions
In January 2015, we entered into an agreement to provide certain research related sequencing services to a research institution. The agreement provides that the institution pay us $10.0 million in exchange for providing sequencing services. Certain public and private charitable 501(c)(3) non-profit organizations provided partial funding for the sequencing and related bioinformatics costs associated with the project. Our Chairman and CEO serves as the CEO and a member of the board of directors of each of the non-profit organizations, and by virtue of these positions, he may have influence or control over these organizations. The institution was not contractually or otherwise required to use our molecular profiling solutions or any of our other products or services as part of the charitable gift; however, the institution did not have a requirement to order or pay for the services unless it first received private donor funding for the project. As a result, we did not classify the fees related to this project as revenue but instead classified the amounts as deemed capital contributions from our Chairman and CEO. During the years ended December 31, 2016 and 2015, $3.8 million and $6.2 million, respectively, was recorded as a deemed capital contribution within members' equity or stockholders' equity. During the years ended December 31, 2016 and 2015, $2.3 million and $3.7 million of costs, respectively, were recorded as other services cost of revenue related to the services performed.
In December 2016, we entered into an agreement to provide genomic and proteomic sequencing and related bioinformatics services to an institution related to cancer research. The agreement provides that the institution pay us a fixed per-test fee in exchange for the services to be provided by us. A private charitable 501(c)(3) non-profit organization controlled by our Chairman and CEO also made a charitable gift to the institution in December 2016. The gift does not contractually or otherwise require the institution to use our molecular profiling solutions or any of our other products or services. No amounts related to this arrangement have been recognized in our Consolidated and Combined Balance Sheets or Statements of Operations as of or for the year ended December 31, 2016.
Director Compensation
We did not pay cash or any other compensation to our directors during the years ended December 31, 2015 or December 31, 2014.
Beginning in the year ended December 31, 2016, we paid our non-employee directors $50,000 a year for their service on our board of directors. Additionally, we paid our audit committee chair $10,000 annually and our compensation committee chair $5,000 annually.
From time to time, we grant stock options to our non-employee directors for their service on our board of directors. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. Directors who are also our employees receive no additional compensation for their service as a director.
Our 2016 Equity Incentive Plan, or the 2016 Plan, provides that in the event of a merger or change in control, as defined in our 2016 Plan, each outstanding equity award granted under our 2016 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Director Compensation Table
The following table sets forth information regarding compensation earned or paid to our non-employee directors during the year ended December 31, 2016. The following table excludes Dr. Patrick Soon-Shiong, our chief executive officer, who was also an employee during the year ended December 31, 2016. Dr. Soon-Shiong did not receive any additional compensation for his service as a member of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Michael S. Sitrick (3)	32,083	—	32,083
Kirk K. Calhoun (4)	29,167	—	29,167
Mark Burnett (5)	29,167	2,079,758	2,108,925
Edward Miller (6)	29,167	—	29,167
Michael Blaszyk (7)	35,000	—	35,000

(1)
This column reflects the aggregate grant date fair value of stock options granted during 2016 computed in accordance with the provisions of Accounting Standards Codification (ASC) 505-50, Equity-Based Payments to Non-Employees. The assumptions that we used to calculate these amounts are discussed in Note 19 to of the Notes to the Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC in March 2017.

(2)
As of December 31, 2016, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Mr. Sitrick (none); Mr. Calhoun (none); Mr. Burnett (500,000); Mr. Miller (none); and Mr. Blaszyk (none).

(3)	Mr. Sitrick joined our board of directors in May 2016.

(4)	Mr. Calhoun joined our board of directors in May 2016.

(5)	Mr. Burnett joined our board of directors in May 2016.

(6)	Mr. Miller joined our board of directors in May 2016.

(7)	Mr. Blaszyk joined our board of directors in May 2016.
See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of six directors, but will be reduced to five directors at the annual meeting in connection with Edward Miller, M.D. not being nominated for reelection. At the annual meeting, five directors will be elected to our board of directors by the holders of our common stock to serve for a one-year term expiring at the 2018 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.
As a “controlled company” within the meaning of the NASDAQ corporate governance rule, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company.
Nominees for Director
Our board of directors has nominated Patrick Soon-Shiong, M.D., Michael S. Sitrick, Kirk K. Calhoun, Mark Burnett, and Michael Blaszyk, each a current director, as nominees for reelection to our board of directors at the annual meeting. If elected, each of the aforementioned nominees will serve as a director until the 2018 annual meeting and until his respective successor is duly elected and qualified. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”
Dr. Soon-Shiong, and Messrs. Sitrick, Calhoun, Burnett, and Blaszyk have each agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.
Required Vote
The directors elected to the board of directors will be elected by a plurality of the voting power of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, the five nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Patrick Soon-Shiong, M.D., Michael S. Sitrick, Kirk K. Calhoun, Mark Burnett, and Michael Blaszyk. Broker non-votes will have no effect on this proposal.
Board Recommendation
Our board of directors recommends a vote “FOR” the election of each of the five nominees to the board of directors.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP, or Ernst & Young, as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. During 2016, Ernst & Young served as our independent registered public accounting firm.
Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Ernst & Young to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees for services provided to us in the fiscal years ended December 31, 2016 and 2015 by Ernst & Young LLP, our principal accountant. Following the creation of our audit committee in 2016, all fees were pre-approved by the audit committee:

	2016	2015
Audit Fees (1)	$5,403,148	$2,420,498
Audit-Related Fees	—	—
Tax Fees (2)	305,404	87,263
All Other Fees	—	—
	$5,708,552	$2,507,761

(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young, LLP in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2016 and 2015 also included fees billed for professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering, or the IPO, of common stock and our December 2016 convertible notes offering of $2,654,425 and $958,704, respectively.

(2)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young, LLP for various permissible tax compliance and tax advisory services.
Auditor Independence
In 2016, there were no other professional services provided by Ernst & Young that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young.

Pre-Approval Policy
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. Following the creation of our audit committee in 2016, all of the services of Ernst & Young for services described above were pre-approved by our audit committee.
Required Vote
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
Board Recommendation
Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.
Audit Committee Report
The audit committee is a committee of the board of directors and operates under a written charter approved by NantHealth’s board of directors, which is available on NantHealth’s web site at ir.nanthealth.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to NantHealth’s financial reporting process, NantHealth’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing NantHealth’s consolidated financial statements. NantHealth’s independent registered public accounting firm, Ernst & Young LLP, or Ernst & Young, is responsible for performing an independent audit of NantHealth’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare NantHealth’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2016 with management of NantHealth;

•
discussed with Ernst & Young, NantHealth’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

•
received the written disclosures and the letter from Ernst & Young, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and Ernst & Young, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Michael Blaszyk (Chair)
Kirk K. Calhoun
Michael S. Sitrick
This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by NantHealth under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent NantHealth specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with the Company and other biographical information as of April 17, 2017 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers
Patrick Soon-Shiong, M.D., FRCS (C) FACS	64	Chairman and Chief Executive Officer and Director
Paul Holt	50	Chief Financial Officer
Patrick Soon-Shiong, M.D., FRSC (C), FACS. Please see the biographical information for Dr. Soon-Shiong in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”
Paul Holt was appointed Chief Financial Officer in April 2015. Prior to joining NantHealth, Mr. Holt served as Chief Financial Officer of Quality Systems, Inc. (NASDAQ: QSII), a healthcare information technology and services company, from 2000 to April 2015. He was Controller of Quality Systems from January 2000 to May 2000. Mr. Holt was the Controller of Sierra Alloys Co., Inc., a titanium metal manufacturing company, from August 1999 to December 1999. From 1995 to 1999, he was Controller of Refrigeration Supplies Distributor, the largest independently owned wholesale distributor and manufacturer of refrigeration supplies and heating controls in the western United States. From 1990 to 1995, Mr. Holt was a Certified Public Accountant at McGladrey & Pullen, LLP. Mr. Holt holds an MBA from the University of Southern California and a BA in Economics (cum laude) from the University of California, Irvine.

EXECUTIVE COMPENSATION
Processes and Procedures for Executive and Director Compensation
Our compensation committee assists the board in discharging the board’s responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.
Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.
Summary Compensation Table
The following table provides information regarding the compensation of our chief executive officer, and our next most highly compensated executive officer during 2016, together referred to as our “named executive officers,” for 2016 and 2015, as applicable.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(2)	Stock Awards($)(3)	All Other ($)	Total ($)

Patrick Soon-Shiong, M.D., FRCS (C), FACS (4) Chairman and Chief Executive Officer	2016 2015	— —	— —	— —	— —	— —
Paul Holt (5) Chief Financial Officer	2016 2015	360,433 254,423	98,056 (6) 175,616 (8)	445,136 1,794,109	11,387 (7) —	915,012 2,224,148

(1)	The titles and capacities set forth in the table above are as of the Record Date.

(2)	Salary and bonus figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).

(3)
The amounts shown are full grant date fair value in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation (“ASC 718”). The assumptions used to calculate the grant date fair value of option awards are set forth under Note 2 of the Notes to the Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC in March 2017.

(4)	We did not pay cash or any other compensation to Dr. Patrick Soon-Shiong during the years ended December 31, 2016 or December 31, 2015.

(5)	Mr. Holt has served as our Chief Financial Officer since April 2015.

(6)	Consists of the amount earned in 2016 and payable in 2017.

(7)	The amounts in this column consist of matching contributions made by us pursuant to our 401(k) plan and premiums paid by the Company for life insurance and disability insurance.

(8)
Consists of (1) a one-time cash bonus payment of $50,000 received by Mr. Holt in connection with his commencement of employment in April 2015; and (2) a performance bonus of $125,616 earned in 2015 and payable in 2016, all of which was paid in 2016.

Outstanding Equity Awards at Fiscal Year-End 2016
The following table provides information regarding equity awards held by our named executive officers as of December 31, 2016.

	Stock Awards
Name	Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)

Patrick Soon-Shiong, M.D., FRCS (C), FACS	—	—	—
Paul Holt	4/13/2015	56,860 (2)(3)	564,890
	5/2/2016	15,989 (2)(4)	158,026

(1)	Market value of the unvested phantom units identified in this column is based on a closing price of $9.94 per share of the Company’s common stock as of December 31, 2016.

(2)	Each phantom unit is the economic equivalent of one share of NantHealth, Inc. common stock.

(3)
One-half (1/2) of the phantom units held vested on June 7, 2016, the date of the Company’s IPO. Subject to the Mr. Holt's continuing service, the remaining phantom units shall vest in equal amounts each year on the anniversary date of the IPO over a four year period, such that the phantom units shall fully vest into shares of common stock on the fourth (4th) anniversary of the IPO date.

(4)
One-half (1/2) of the phantom units held vested on June 7, 2016, the date of the Company’s IPO. Subject to the Mr. Holt's continuing service, the remaining phantom units shall vest in equal amounts each year on the vesting commencement date of May 1, 2016, over a four year period, such that the phantom units shall fully vest into shares of common stock on May 1, 2020.

Executive Employment Agreements
Paul Holt. On March 16, 2015, we entered into an offer letter agreement with Mr. Holt pursuant to which he agreed to serve as our Chief Financial Officer, effective as of April 13, 2015. Mr. Holt’s current base salary is $360,500 and he is eligible to receive an annual performance bonus of up to 50% of his base salary and he and is eligible to participate in any benefit programs that we make available to our senior executives. Mr. Holt’s offer letter agreement is for no particular term and provides for “at will” employment, subject to certain severance provisions as described below.
In connection with Mr. Holt’s commencement of employment, he was paid a sign-on bonus of $50,000 in 2015. Also in connection with Mr. Holt’s commencement of employment, we granted Mr. Holt 113,659 units under our Phantom Unit Plan (625,125 units per original agreement representing number of units pre reverse split). All of the units granted to Mr. Holt pursuant to the offer letter agreement will vest in full upon a “change of control” (as such term is defined in the Phantom Unit Plan). Upon the closing of our IPO, 50% of the units vested in full and the remaining 50% will vest over four (4) years in equal installments on each annual anniversary of the IPO. The units are otherwise be subject to the terms and conditions of the Phantom Unit Plan.

Mr. Holt’s offer letter agreement provides that the Company would pay or reimburse Mr. Holt for all reasonable moving costs associated with Mr. Holt and his immediate family’s relocation to the Los Angeles area, up to an aggregate amount of $15,000, provided that such costs are incurred no later than one (1) year from the effective date of the offer letter agreement, and provided further that we will not be responsible for broker’s fees, real estate transfer taxes or any other costs associated with Mr. Holt’s relocation to the Los Angeles area. The offer letter also provided that we would also pay or reimburse Mr. Holt for the reasonable costs of his overnight accommodations in the Los Angeles area until September 30, 2016. If we terminate Mr. Holt’s employment for cause or he voluntarily resigns without good reason, in each case within the one (1) year period after the effective date of the offer letter agreement, Mr. Holt shall be required to repay us for all relocation costs paid or reimbursed to him by the Company within thirty (30) days after his termination.
Pursuant to Mr. Holt’s offer letter agreement, if we terminate the employment of Mr. Holt without cause or Mr. Holt resigns for good reason, in each case within the thirty-six (36) month period after the effective date of the offer letter agreement, and Mr. Holt executes a release of claims that becomes effective within sixty (60) days following his termination date, then we shall pay Mr. Holt a single cash payment equal to the greater of (a) 50% of his then-current annual base salary and (b) if he has been employed by us less than one (1) year, his monthly base salary multiplied by the difference of (i) twelve (12) months minus (ii) the number of whole months Mr. Holt has been employed by us, less all applicable withholdings.
Mr. Holt’s offer letter agreement contains a non-solicitation provision, pursuant to which Mr. Holt has agreed not to interfere with us or our affiliates, or solicit our employees or interfere with our business relationships, for one (1) year after the termination of his employment.
Merger or Change of Control
2016 Equity Incentive Plan
Our 2016 Plan provides that in the event of a merger or change in control, as defined under the 2016 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.
Perquisites, Health, Welfare and Retirement Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.”
We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Savings Plan
We maintain a tax-qualified retirement plan that provides eligible employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The Company, in its sole discretion, may make certain contributions to the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by us when made.
Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2016. All outstanding option awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders
2016 Equity Incentive Plan	500,000	$14.0	5,489,538
Phantom Units Plan (1)	4,322,081	—	—
Equity compensation plans not approved by stockholders	—	—	—
Total	4,822,081		5,489,538

(1)
Each grant of phantom units made to a participant under the Phantom Unit Plan vests over a defined service period, subject to completion of a liquidity event. The Company’s IPO satisfied the liquidity event condition and the phantom units now entitle their holders to cash or non-cash payments in an amount equal to the number of vested units held by that participant multiplied by the fair market value of one share of the Company’s common stock at the Company's option on the date each phantom unit vests. After the Company’s IPO, the Company will no longer issue any units under the Phantom Unit Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transactions
The following is a summary of transactions since January 1, 2016 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”
LLC Conversion
We were formed as a Delaware limited liability company. In connection with our IPO, we converted into a Delaware corporation and changed our name from “Nant Health, LLC” to “NantHealth, Inc.” on June 1, 2016, which we refer to as the “LLC Conversion.” Pursuant to our LLC Agreement, NantWorks, our largest stockholder, which is indirectly wholly owned by our Chief Executive Officer, had the right to cause us to convert to a corporation, and each of our members previously agreed to execute such documents as are required in connection with such conversion and to cooperate in good faith in the process of such conversion. As part of the conversion process, we entered into a conversion agreement with certain of our equityholders that provided that the LLC Conversion take the form of a statutory conversion. In conjunction with the LLC Conversion, (a) all of our outstanding units were automatically converted into shares of our common stock, based on the relative rights of our pre-IPO equityholders as set forth in our LLC Agreement, and (b) we adopted and filed a certificate of incorporation with the Secretary of State of the State of Delaware and adopted bylaws. Additionally, upon the LLC Conversion, pursuant to the terms of the Profits Interests Plan, we issued (i) 28,973 shares of common stock to holders of vested profits interests in Nant Health, LLC, and (ii) 10,462 shares of restricted stock to holders of unvested profits interests in Nant Health, LLC. Any shares of restricted stock issued to holders of unvested profits interests will be subject to forfeiture until becoming fully vested in accordance with the terms of the underlying profits interests grant agreement.
Upon the completion of our IPO, pursuant to the terms of the Phantom Unit Plan, we issued 1,056,689 shares of common stock, after withholding of approximately 538,794 shares to satisfy tax withholding obligations, to participants of the Phantom Unit Plan based in the United States whose phantom units vested as a result of the IPO.  We made a cash payment of $5.7 million to cover employee withholding taxes upon the settlement of these vested phantom units.  We also paid $0.2 million on August 9, 2016 to cash-settle 16,818 vested phantom units held by participants of the Phantom Unit Plan at the time of the IPO who were based outside of the United States. Any unvested phantom units remained subject to the vesting requirements following the closing of our IPO, and we will have the discretion to settle any phantom units that vest in the future in cash, shares of common stock or other property, at our option.
LLC Agreement and Stockholder’s Agreement
Our directors and members entered into the LLC Agreement which governed our operations. Upon the consummation of the LLC Conversion, we converted into a corporation, and the LLC Agreement no longer governs our operations or the rights of our stockholders. Upon the consummation of the LLC Conversion, we entered into the Stockholders’ Agreement with our stockholders as more fully described below.
Prior to the LLC Conversion, we created a board of directors to manage our business affairs. The LLC Agreement provided that the board of directors had the power and discretion to manage and control the business, property and affairs of our company, but that certain actions required the consent of certain of our members.

Under the LLC Agreement, we had units authorized, including Series A through H. Each equityholder holding Series A, B, D, E, F, G or H units had one vote for each unit held. Profits interests units awarded under the Profits Interests Plan took the form of Series C units of our company. Holders of our Series C units did not have the right to vote. The LLC Agreement also set forth the rights of and restrictions on unitholders, including certain rights of first refusal and preemptive and co-sale rights. In addition, the LLC Agreement placed certain transfer restrictions on our equityholders. The LLC Agreement also provided that, upon the LLC Conversion, the allocation of shares of our common stock among our pre-IPO equityholders was dependent upon the IPO price, based on the relative rights of our pre-IPO equityholders as set forth in our LLC Agreement. As a result, as part of the LLC Conversion, we set the actual allocation of shares among our pre-IPO equityholders. The LLC Agreement included indemnification provisions obligating Nant Health, LLC to indemnify its board of directors, officers, members, employees and agents.
Concurrently with the consummation of the LLC Conversion, the LLC Agreement was terminated, other than certain provisions relating to certain pre-termination tax matters and certain liabilities.
The Stockholders’ Agreement contains certain anti-dilution rights, preemptive rights, board voting rights, approval rights, rights of first refusal, tag-along rights, drag-along rights, inspection rights and transfer restrictions for certain of our stockholders. Concurrently with the consummation of our IPO, these provisions were terminated, other than certain provisions relating to indemnification, confidentiality and retention by certain of our stockholders of individual intellectual property rights.
Participation in Our Initial Public Offering
Certain of our existing investors, including entities affiliated with Dr. Patrick Soon-Shiong, our Chairman and Chief Executive Officer, and Celgene Corporation purchased an aggregate of approximately $45.6 million (or 3,256,440 shares) of our common stock in our IPO at the IPO price of $14.00 per share. The entities affiliated with Dr. Patrick Soon-Shiong purchased approximately $5.0 million of the offering shares (or 357,143 shares).
Director Indemnification
An entity controlled by Dr. Patrick Soon-Shiong has agreed to indemnify Mr. Burnett for any losses or liabilities incurred by Mr. Burnett in connection with his service on our board of directors, but only to the extent such losses or liabilities are not covered by our directors’ and officers’ insurance policies or our indemnification agreement with Mr. Burnett and only to the extent a court of competent jurisdiction has determined pursuant to a final order not subject to further appeal or stay that Mr. Burnett has breached his duty of loyalty to our company by reason of his service as a board member on other entities controlled by Dr. Patrick Soon-Shiong. The indemnification obligation will not apply to fraud, illegal acts or intentional misconduct of Mr. Burnett to the extent determined by a final order of a court of competent jurisdiction not subject to further appeal or a stay. Mr. Burnett has an understanding with Dr. Patrick Soon-Shiong that Mr. Burnett will be appointed as a director of, and receive equity in, other entities controlled by Dr. Patrick Soon-Shiong as mutually determined between them. Mr. Burnett currently serves as a director of NantBioScience, Inc.
Investment in NantOmics
Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantOmics, which is a company that delivers molecular analysis capabilities with the intent of providing actionable intelligence and molecularly driven decision support for cancer patients and their providers at the point of care.
In 2015 we purchased a total of 169,074,539 Series A-2 units of NantOmics for an aggregate purchase price of $250.8 million. 67,385,444 Series A-2 units were acquired on June 19, 2015, 101,078,167 Series A-2 units were acquired on June 30, 2015 and 610,928 Series A-2 units were acquired on September 8, 2015, for aggregate price of $250.0 million in cash and marketable securities, and the remainder in exchange for NantOmics' subsidiary's purchase of NantHealth’s equity interests in TRM, an entity owned 46% by California Capital Equity, LLC, or Cal Cap. The Series A-2 units do not have any voting rights and represent approximately 14.28% of NantOmics’ issued and outstanding membership interests. NantOmics is majority owned by NantWorks and delivers molecular diagnostic capabilities with the intent of providing actionable intelligence and molecularly driven decision support for cancer patients and their providers at the point of care.

Amended Reseller Agreement with NantOmics
On June 19, 2015, we entered into a five and a half year exclusive Reseller Agreement with NantOmics, which was amended in May 2016, pursuant to which we have worldwide, exclusive rights to resell genomic sequencing, quantitative proteomic analysis and bioinformatics services made exclusively available from NantOmics to us, as well as related consulting and other professional services, to institutional customers (including insurers and self-insured healthcare providers) throughout the world. However, the Reseller Agreement excludes services provided for research or educational purposes, for consumer applications or for the development, evaluation, trial, analysis or regulatory approval of any pharmaceutical product or treatment. We will also have rights to use NantOmics’ marketing materials and trademarks in connection with the marketing and resale of services, to distribute clinical reports to requisitioning physicians, and to use data we collect to perform certain activities, but NantOmics will own such materials, trademarks, reports and data. In exchange, we will pay NantOmics a per-service fee, equal to a percentage of a portion of the amount we bill for the NantOmics services, and we retain the remaining portion of the amount billed. As we pay NantOmics based on billings, we effectively bear the collection risk. On an aggregate basis, we must pay NantOmics annual aggregate minimums beginning in 2016 of $2.0 million per year for each of the 2016 to 2020 calendar years. If the Reseller Agreement is renewed for one or more of the optional three (3) renewal terms described below, the annual minimum will be $25.0 million per year for each of the 2021-2023 calendar years and $50.0 million per year for each of the 2024-2029 calendar years. Under the agreement, we are responsible for various aspects of delivering our sequencing and molecular analysis solutions, including patient engagement and communications with providers such as providing interpretations of our GPS Cancer reports and resolving any disputes, ensuring customer satisfaction, and managing billing and collections. Among other diligence obligations, we are obligated to use commercially reasonable efforts to market and actively promote the services. The Reseller Agreement has an initial term through December 31, 2020. We have the option to renew the agreement (with exclusivity) for up to three (3) renewal terms, each lasting three (3) years, if we meet the volume thresholds below.

Term	Renewal Threshold
Initial Term	300,000 GPS Cancer tests completed between June 19, 2015 and June 30, 2020
First Exclusive Renewal Term	570,000 GPS Cancer tests completed between July 1, 2020 and June 30, 2023
Second Exclusive Renewal Term	760,000 GPS Cancer tests completed between July 1, 2023 and June 30, 2026
If we do not meet the applicable volume threshold during the initial term or the first or second exclusive renewal terms, we can renew for a single additional three (3) year term, but only on a non-exclusive basis. We have the right to terminate the agreement for convenience on six (6) months’ prior written notice, and each party has the right to terminate the agreement in the event there is a material, uncured breach, insolvency, force majeure event or ineligibility for federal healthcare programming by the other party.
On September 20, 2016, we further amended the First Amended Reseller Agreement, or the Second Amended Reseller Agreement, which permits us to use vendors other than NantOmics to provide any or all of the services and clarifies we are responsible for order fulfillment and branding.
As of December 31, 2016 and 2015, we had $2.0 million and $3.1 million, respectively, of outstanding related party payables under the Reseller Agreement.
Agreements with NantWorks and its Affiliates
Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantWorks, which is a collection of multiple companies in the healthcare and technology space and is our parent company.
In October 2012, we entered into a Shared Services Agreement with NantWorks, subject to which NantWorks provides for ongoing corporate, general and administrative and other support services in areas such as Chairman’s office and public relations, legal and compliance, information technology and cloud services, human resources and administration management, sales and marketing, finance and risk management, facilities, procurement and travel, and corporate development and strategy. We are billed quarterly for such services at cost (without markup), but including reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services.

We incurred $8.9 million and $10.3 million of expenses during the years ended December 31, 2016 and 2015, respectively, related to selling, general and administrative services provided to us by NantWorks and affiliates, net of services provided to NantWorks and affiliates. Additionally, we incurred $0.4 million and $1.3 million of expenses during the years ended December 31, 2016 and 2015, respectively, related to research and development services provided by NantWorks and its subsidiaries.
In May 2015, NantWorks contributed all right, title and interest in all of the outstanding equity interests of NantCloud Services to us for approximately $7.2 million (which is the cost, without markup, that NantWorks paid for the assets and to run that business). Pursuant to this agreement, we have assumed all duties and liabilities of NantWorks related to NantCloud Services and its operations. NantCloud Services is our wholly owned subsidiary.
On June 20, 2014, the Kuwait Investment Office, or KIO, being the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, made a $150 million equity investment in us in exchange for approximately 53.6 million of our Series F units. KIO made its investment in us through a wholly-owned Delaware blocker corporation, KHealth Holdings, Inc., or KHealth. The sole assets of KHealth are our Series F units. Concurrent with the equity investment, we, KIO and KHealth entered into a put agreement, as amended in March 2016, April 2016 and May 2016, which we refer to as the Put Agreement. The Put Agreement provided that KIO would have the right, but not the obligation, to require us to purchase all shares in KHealth, which we refer to as the put option, if we did not (i) file a registration statement on Form S-1 with the SEC on or before December 20, 2015, or (ii) complete by June 20, 2016 a firm commitment underwritten public offering of our securities pursuant to an effective registration statement under the Securities Act on a nationally recognized stock exchange with net proceeds to us of not less than $75 million (after deducting underwriters’ fees, commissions and expenses).
In connection with the Put Agreement, we also entered into a Pledge Agreement, pursuant to which NantWorks agreed to stand behind our payment obligations in the event KIO exercised its put option. In May 2016, we signed an agreement with NantWorks, under which NantWorks agreed to purchase the shares subject to the put option on our behalf at the same purchase price as set forth in the Put Agreement and the Pledge Agreement, between NantWorks and KIO, dated June 2014, or the Pledge Agreement, had KIO timely exercised such put option. Upon the completion of our IPO, the Series F units held by KHealth converted into 10,714,285 shares of our common stock. KIO did not exercise the Put Right and it expired on June 20, 2016.
Agreement with Allscripts Healthcare, LLC
In May 2015, we and Allscripts Healthcare, LLC, or Allscripts Healthcare, an affiliate of Allscripts (a greater than 5% owner of our outstanding shares of common stock), entered into a mutual license and reseller agreement, or the Mutual License and Reseller Agreement, which was subsequently amended and restated in June 2015, pursuant to which we each appointed the other as a non-exclusive marketer and reseller to eligible, approved customers of various products and services, including our DeviceConX, VitalxConX, HBox, Device Escort and eviti Advisor products and services and Allscripts Healthcare’s FollowMyHealth, Care Director, EPSi and dbMotion products and services. In addition, we and Allscripts Healthcare each designated the other as a preferred partner—i.e., subject to certain exceptions and limitations, our DeviceConX family of products and services are the exclusive medical device integration products and services that may be marketed and sold by Allscripts Healthcare, and Allscripts Healthcare’s scheduled products and services are the exclusive products and services of the same required functionality that may be marketed and sold by us. Each party retained ownership of any data generated and collected in connection with its respective products, though each party granted the other a non-exclusive, fully paid-up license to use its data, as well as to use its trademarks, marketing materials and product documentation in connection with the marketing and resale of products and services. The agreement has an initial term of five (5) years and renews automatically for successive one (1) year periods, unless terminated by us or Allscripts Healthcare. Each party has the right to terminate the agreement in the event the other party commits a material, uncured breach, is declared insolvent, suffers a prolonged force majeure event, becomes ineligible for federal healthcare programming or undergoes a change-in-control involving such party’s competitor. For the year ended December 31, 2016, we made no payments to Allscripts under the Mutual License and Reseller Agreement and Allscripts ordered various of our solutions with total fees of $0.4 million under the Mutual License and Reseller Agreement.

Related Party Promissory Notes
In January 2016, we executed a note with Nant Capital LLC, or the NantCapital Note, a personal investment vehicle for Dr. Patrick Soon-Shiong. The total advances made by Nant Capital, LLC, or NantCapital, to us pursuant to this note amounted to approximately $112.7. The note bears interest at a per annum rate of 5.0% compounded annually and computed on the basis of the actual number of days in the year. The unpaid principal and any accrued and unpaid interest on the NantCapital Note was due and payable on demand. NantCapital has the option, but not the obligation, to require us to repay any such amount in cash, Series A-2 units of NantOmics held by us (based on a per unit price of $1.484), shares of our common stock (with each share valued at $18.61255), or any combination of the foregoing at the sole discretion of NantCapital. In May 2016, the NantCapital Note was amended and restated to provide that all outstanding principal and accrued and unpaid interest was due and payable on June 30, 2021, and not on demand.
On December 15, 2016, in connection with the offering of the convertible notes, we entered into a Second Amended and Restated Promissory Note which amends and restates the NantCapital Note, to, among other things, extend the maturity date of the NantCapital Note to June 30, 2022 and to subordinate the NantCapital Note in right of payment to the convertible notes. No other terms of the promissory note were changed. As of December 31, 2016, the total principal and interest outstanding on the note amounted to $118.3 million. We can request additional advances subject to NantCapital’s approval.
On January 22, 2016, we executed a demand promissory note in favor of NantOmics. The principal amount of the initial advance totaled $20.0 million. On March 8, 2016, NantOmics made a second advance to us for $20.0 million. Prior to converting into shares of our common stock as described below, the note bore interest at a per annum rate of 5.0%. In May and June of 2016, we executed amendments to the demand promissory note with NantOmics, which provided that all unpaid principal of each advance owed to NantOmics and any accrued and unpaid interest would convert automatically into shares of our common stock after pricing of our IPO and immediately after our conversion from a limited liability company to a corporation. On June 1, 2016, approximately $40.6 million of principal and accrued interest under the promissory note with NantOmics was converted into 2,899,297 shares of our common stock in connection with our IPO. We can request additional advances subject to NantOmics’ approval, and as of December 31, 2016, there was no outstanding balance on the promissory note.
Imaging Agreement with Qi Imaging
In April 2014, we entered into an agreement with Qi Imaging, an entity controlled by Cal Cap, to obtain rights to image visualization software and associated architecture nonexclusively from Qi Imaging for the purpose of re-selling such software to distributors, resellers and end-user customers. We will also have rights to integrate the software into our platforms and technology. We are obligated to pay Qi Imaging a fixed annual fee, determined based on the number of users and/or specialties that we sell or otherwise grant access to the software. The agreement has an initial term of three years and renews automatically for successive one year periods, unless terminated by us or Qi Imaging. We and Qi Imaging have the right to terminate the agreement for convenience upon one hundred twenty days’ written notice prior to the scheduled expiration of the term, though, upon request by us, the agreement shall continue to be in force for up to one year following the notice of termination.
Master Services and License Agreement with the Chan Soon-Shiong Medical Center at Windber
On December 29, 2016, we entered into a master services and license agreement with the Chan Soon-Shiong Medical Center at Windber, or CSSMCW, an entity affiliated with our Chairman and CEO whereby we will provide CSSMCW with access to certain of our hosted, software-as-a-service solutions and associated products and services. During the year ended December 31, 2016, CSSMCW placed an initial order for certain of our software-as-a-service solutions with fees totaling approximately $0.2 million per year and related professional services in exchange for one-time fixed fee of $0.6 million. The initial order form under the agreement has a service period of three years and may be terminated for cause by either party in the case of material breach by the other party. Upon expiration of the initial term, the agreement automatically renews for successive one-year periods, unless either party provides the other party with at least 120 days’ prior written notice of its intent not to renew. Amounts invoiced to CSSMCW by us are payable within 30 days of receipt.

Cambridge Purchase Agreement
On December 15, 2016, we entered into a purchase agreement, or the Cambridge Purchase Agreement, with Cambridge Equities, L.P., an entity affiliated with our Chairman and CEO Dr. Patrick Soon-Shiong, or Cambridge, to issue and sell $10.0 million in aggregate principal amount of Senior Convertible Notes in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Cambridge Purchase Agreement includes customary representations, warranties and covenants by us and customary closing conditions.
Related Party Transactions Policy
In connection with our IPO, we adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”
For purposes of our policy only, a “related party transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our audit committee, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved by our audit committee in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related party transaction to our audit committee for review and approval during its first regularly scheduled committee meeting. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 17, 2017 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.
The percentage ownership information shown in the table is based on an aggregate of 121,626,567 shares of our common stock outstanding as of April 17, 2017.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before June 16, 2017, which is 60 days after April 17, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
NantWorks, LLC (1)	70,937,304	57.9%
NHealth Holdings, Inc. and affiliates (2)	17,857,144	14.7%
Allscripts Healthcare Solutions, Inc. (3)	15,000,000	12.3%

Directors and Executive Officers:
Patrick Soon-Shiong, M.D., FRCS (C), FACS (1)	70,937,304	57.9%
Paul Holt (4)	59,682	*
Michael S. Sitrick (5)	—	*
Kirk K. Calhoun (6)	—	*
Mark Burnett (7)(8)	125,000	*
Edward Miller (9)	—	*
Michael Blaszyk (10)	—	*
All current directors and executive officers as a group (7 persons)	71,121,986	58.0%
*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Includes (i) 67,214,114 shares of our common stock held by NantWorks, LLC; (ii) 2,899,297 shares of our common stock issuable held by NantOmics, LLC; and (iii) 823,893 shares of our common stock issuable upon conversion of those certain senior convertible promissory notes held by Cambridge Equities, LP. NantWorks, LLC is the largest member of NantOmics, LLC, holding approximately 84% of the outstanding equity and approximately 99% of the outstanding voting equity. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, is the controlling member of NantWorks, LLC with voting and dispositive power over the shares of our common stock that are owned by NantWorks, LLC. The address of NantWorks, LLC is 9920 Jefferson Boulevard, Culver City, California 90232. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, indirectly owns all of the equity interests in NantWorks, LLC. MP 13 Ventures, LLC, or MP 13 Ventures, is the general partner of Cambridge Equities and may be deemed to have beneficial ownership of the shares held by Cambridge Equities. Dr. Soon-Shiong, our Chairman and Chief Executive Officer and a member of our board of directors, is the sole member of MP 13 Ventures, and has voting and dispositive power over the shares held by Cambridge Equities. The address for Cambridge Equities is 9920 Jefferson Boulevard, Culver City, California 90232.

(2)
Based on a Schedule 13G filed with the SEC by individuals or entities affiliated with Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait on February 14, 2017. Consists of 7,142,859 shares held by NHealth Holdings, Inc. and 10,714,285 shares held by Kuwait Investment Office. The sole shareholder of NHealth Holdings, Inc. is the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, which holds of common stock. Kuwait Investment Office is the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait. The address of NHealth Holdings, Inc. is 1209 Orange Street, Wilmington, Delaware 19801; the address for the Kuwait Investment Authority is Ministries Complex, Block 3, Safat, Kuwait 13001; and the address for Kuwait Investment Office is 15 Carter Lane, London, United Kingdom, EC4V 5EY.

(3)
Based on a Form 4 filed with the SEC by Allscripts Healthcare Solutions, Inc. on June 8, 2016. The address of Allscripts Healthcare Solutions, Inc. is 222 Merchandise Mart, Suite 2024, Chicago, Illinois 60654.

(4)	Consists of 41,500 shares of common stock and 18,182 shares issuable upon the vesting of phantom units that vest within 60 days of April 17, 2017.

(5)	Mr. Sitrick was appointed to our board of directors in May 2016.

(6)	Mr. Calhoun was appointed to our board of directors in May 2016.

(7)	Mr. Burnett was appointed to our board of directors in May 2016.

(8)	Consists of shares issuable upon the exercise of options that are exercisable within 60 days of April 17, 2017.

(9)	Mr. Miller was appointed to our board of directors in May 2016 and has not been nominated for reelection at the 2017 annual meeting.
(10) Mr. Blaszyk was appointed to our board of directors in May 2016.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2016.
Fiscal Year 2016 Annual Report
Our financial statements for our fiscal year ended December 31, 2016 are included in our 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 31, 2017, or our Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our Annual Report are posted on our website, www.nanthealth.com, under the investors tab and at the website of the SEC, at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary.
Company Website
We maintain a website at www.nanthealth.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing NantHealth’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2018 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary so that they are received at our principal executive offices not later than the close of business (5:30 p.m. Pacific Time) on January 5, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before our 2018 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2018 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 19, 2018, and

•	not later than March 21, 2018.
In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2017 annual meeting, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to:
NantHealth, Inc.
Attention: Corporate Secretary
9920 Jefferson Boulevard
Culver City, California 90232
Tel: (310) 883-1300

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance – Stockholder Recommendations for Nominations to our Board of Directors.”

*	*	*
We know of no other matters to be submitted at the 2017 annual meeting. If any other matters properly come before the 2017 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2017 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Culver City, California
April 24, 2017

NantHealth, Inc.

2017 Annual Meeting of Stockholders

Date: June 13, 2017
Time: 10:00 A.M. (Pacific Time)
Place: Brentwood Country Club, 590 South Burlingame Avenue, Los Angeles, California 90049

Please make your marks like this: [X] Use dark black pencil or pen only

The Board of Directors Recommends a Vote **FOR** all of the nominees listed and **FOR** proposal 2.

1: Election of Directors

	For	Withhold	Directors Recommend ↓
01 Patrick Soon-Shiong	☐	☐	For
02 Michael S. Sitrick	☐	☐	For
03 Kirk K. Calhoun	☐	☐	For
04 Mark Burnett	☐	☐	For
05 Michael Blaszyk	☐	☐	For

	For	Against	Abstain	
2: To ratify the selection of Ernst & Young LLP as NantHealth's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.	☐	☐	☐	For

3: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.

Authorized Signatures - This section must be completed for your Instructions to be executed.

____________________ Please Sign Here   ____________________ Please Date Above

____________________ Please Sign Here   ____________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

NantHealth, Inc.

2017 Annual Meeting of Stockholders
Tuesday, June 13, 2017
This proxy is being solicited by the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/NH
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-829-4985
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Patrick Soon-Shiong, Paul Holt, and Charles C. Kim, and each of them as proxies for the undersigned, with full power of substitution them to vote all the shares of common stock of NantHealth, Inc., the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of NantHealth, Inc., which is being held at the Brentwood Country Club, located at 590 South Burlingame Avenue, Los Angeles, California 90049, at 10:00 a.m., Pacific Time, and any adjournment thereof upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

All votes must be received by 5:00 P.M., Eastern Time, June 12, 2017.

PROXY TABULATOR FOR

NANTHEALTH, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — NantHealth, Inc.
2017 Annual Meeting of Stockholders
June 13, 2017, 10:00 a.m., Pacific Time
This Proxy is Solicited by the Board of Directors for use at the 2017 Annual Meeting on June 13, 2017

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

The undersigned appoints Patrick Soon-Shiong, Paul Holt, and Charles C. Kim, and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of NantHealth, Inc., the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of NantHealth, Inc., to be held at the Brentwood Country Club, 590 South Burlingame Avenue, Los Angeles, California 90049, on Tuesday, June 13, 2017 at 10:00 a.m. Pacific Time or any adjournments thereof.

This proxy, when properly executed, and timely returned will be voted in the manner indicated on the reverse side. If no direction is made, this proxy will be voted "FOR" the five nominees for director and "FOR" Proposal 2. In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The proxies named above cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐

To be signed and dated on Reverse side

See Reverse side for voting instructions